UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	AKTS	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Item 1.01 Entry into a Material Definitive Agreement

Private Placement of Convertible Senior Notes

On June 9, 2022, Akoustis Technologies, Inc. (the “Company”) issued $44.0 million aggregate principal amount of its 6.0% Convertible Senior Notes due 2027 (the “Notes”) guaranteed by its wholly-owned subsidiary, Akoustis, Inc. (the “Guarantor”), to certain “qualified institutional buyers”, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were issued pursuant to an indenture (the “Indenture”), dated June 9, 2022, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes bear interest at a rate of 6.0% per year until maturity on June 15, 2027 (the “Maturity Date”). Interest on the Notes accrues from the date of issuance or from the most recent date to which interest has been paid and is payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2022. At the Company’s option, interest may be paid in cash and/or freely tradable shares of the Company’s common stock, subject to certain limitations, valued at 95% of the volume weighted average price of the common stock for the ten trading days ending on and including the trading day immediately preceding the interest payment date. The Company will settle conversions of the Notes through delivery of shares of common stock of the Company in accordance with the terms of the Indenture. The initial conversion rate for the Notes is 212.3142 shares of common stock (subject to adjustment as provided in the Indenture) per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $4.71 per share.

On or after December 9, 2022, holders of the Notes may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding the Maturity Date. If any Notes are converted prior to June 9, 2025 (the “Interest Make-Whole Date”), the Company will make a payment to the holder of such Notes equal to the sum of the remaining scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding from the conversion date through and including the Interest Make-Whole Date. The Company will have the option to pay such Interest Make-Whole Payment in cash and/or common stock, subject to certain limitations, valued at 95% of the volume weighted average price of the common stock for the ten trading days ending on and including the trading day immediately preceding the redemption date.

The Company may redeem the Notes, in whole or in part, at any time and from time to time on or after June 9, 2023 at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest on such principal, if any, up to the redemption date. The Notes will become subject to the Company’s right to redeem as follows: (i) on or after June 9, 2023, up to one-third of the aggregate principal amount of the Notes initially issued; (ii) on or after June 9, 2024, up to two-thirds of the aggregate principal amount of the Notes initially issued; and (iii) on or after June 9, 2025, up to 100% of the aggregate principal amount of the Notes initially issued; provided, that at any time the Company exercises the redemption right, (1) the closing sale price per share of the Company’s common stock is greater than 150% of the then-effective conversion price for each of 20 consecutive days of the 30 consecutive trading day period immediately preceding the Company’s redemption notice and (2) a registration statement registering the resale of all shares of common stock into which the principal amount of the Notes is convertible and all shares of common stock issuable as interest or as Interest Make-Whole Payments upon conversion or redemption of any Notes is effective and a current prospectus related thereto remains available throughout the period from the date the redemption notice is delivered to the holders to and including the redemption date. If the Company redeems the Notes prior to the Interest Make-Whole Date, the holder will also receive an interest make-whole payment equal to the remaining scheduled interest payments that would have been made on the notes redeemed had such notes remained outstanding through the Interest Make-Whole Date (an “Interest Make-Whole Payment”). The Company will have the option to pay such Interest Make-Whole Payment in cash and/or common stock, subject to certain limitations, valued at 95% of the volume weighted average price of the common stock for the ten trading days ending on and including the trading day immediately preceding the redemption date.

If the Company undergoes a “qualifying fundamental change,” as defined in the Indenture, under certain circumstances holders who convert their Notes in connection with such a qualifying fundamental change will be entitled to receive, at each holder’s option either (i) a “qualifying fundamental change payment” with respect to such converted Notes based on a make-whole table set forth in the Indenture, or (ii) if greater, the amount of any Interest Make-Whole Payment due in respect of the converted Notes. Subject to certain limitations, qualifying fundamental change payments will be made all in shares of common stock unless the Company gives written notice to the Note holders that it intends to make such payments either all or partially in cash. For purposes of determining any cash payment to be made in respect of a qualifying fundamental change payment, each share of common stock will be valued at 95% of the “Stock Price” (as determined in accordance with the Indenture).

Notwithstanding anything to the contrary in the Indenture, the number of shares the Company may deliver in respect of the Note, including upon conversion or as payment of interest, interest make-whole payments and qualifying fundamental change payments, will not exceed 19.99% of the Company’s common stock outstanding on the trading day immediately preceding the date of the purchase agreement entered into with respect to the sale of the Securities, unless the Company obtains the requisite stockholder approval pursuant to the rules of the Nasdaq Capital Market.

The Indenture provides for customary events of default. In the case of an event of default with respect to the Notes arising from specified defaults relating to bankruptcy laws, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

The foregoing description of the Indenture and the Securities does not purport to be complete and is qualified in its entirety by reference to the Indenture and form of Note, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Registration Rights Agreement

In connection with the sale of the Notes, on June 9, 2022, the Company entered into a registration rights agreement with the purchasers of the Notes (the “Registration Rights Agreement”) for the benefit of the holders of the Notes, pursuant to which the Company will file a registration statement within 90 days of the issuance of the Notes covering the resale of the Securities and the shares of common stock issuable pursuant to their terms, including upon conversion, as payment of interest, or as part of any interest make-whole payment (collectively, the “Registrable Securities”), and to use its best efforts to cause the registration statement to be declared effective within 180 days of the issuance of the Notes. If the Registrable Securities are not registered for resale within that time period, or if the Company fails to maintain the effectiveness and availability of the registration statement (subject to certain grace periods), the Company will pay additional interest on the Notes at a rate per annum of 0.50% for the first 90 day period following the occurrence of the relevant event and, thereafter, at a rate per annum of 1.0% until such event is cured. Pursuant to the Registration Rights Agreement, the Company has agreed to maintain the registration of the Registrable Securities until the earliest of the date that (i) all of the Registrable Securities have been sold either pursuant to the registration statement or Rule 144 or are no longer outstanding, or (ii) the Registrable Securities may be sold without restriction by each holder pursuant to Rule 144 in a single transaction and certain other conditions have been satisfied.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Securities” is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On June 7, 2022, the Company and the Guarantor entered into a purchase agreement for the sale of the Securities. The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Securities” is incorporated herein by reference.

The Company offered and sold the Securities in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will settle conversions of the Notes, and may make certain interest and make-whole payments in respect of the Notes, by delivering shares of the Company’s common stock. Neither the Securities nor the shares of common stock issuable in respect of the Notes have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of June 9, 2022, by and among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A.

4.2	Form of Note (included in Exhibit 4.1).

10.1	Registration Rights Agreement, dated as of June 9, 2022, by and among the Company, the Guarantor and the purchasers named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akoustis Technologies, Inc.

Date: June 10, 2022	By:	/s/ Kenneth E. Boller
	Name:	Kenneth E. Boller
	Title:	Chief Financial Officer

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